UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 14, 2009
THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)
Florida

(State or Other Jurisdiction of Incorporation)

1-14260	65-0043078

(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487

(Address of Principal Executive Offices)	(Zip Code)
(561) 893-0101

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.
Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 8.01 — Other Events.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit 4.1
Exhibit 10.1
Exhibit 10.2
Exhibit 10.3
Exhibit 99.1
Exhibit 99.2

Item 1.01 — Entry into a Material Definitive Agreement.
Offering of 2017 Notes
On October 20, 2009, The GEO Group, Inc. (“GEO”) completed the previously announced issuance of $250 million in aggregate principal amount of eight-year, 7 3/4% senior unsecured notes due 2017 (the “2017 Notes”) in a private offering under an Indenture dated as of October 20, 2009 (the “2017 Indenture”) among GEO, certain of its domestic subsidiaries, as guarantors (the “Guarantors”), and Wells Fargo Bank, National Association, as trustee. The 2017 Notes were offered and sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in accordance with Regulations S under the Securities Act. The 2017 Notes were issued with a yield to maturity of 8.00%.
Up to 35% of the aggregate principal amount of the 2017 Notes may be redeemed before October 15, 2012 with the net cash proceeds from certain equity offerings at a redemption price of 107.750% of the principal amount thereof, plus accrued and unpaid interest (including liquidated damages, if any, owing under the Registration Rights Agreement referred to below (“Liquidated Damages”)) to the redemption date. In addition, GEO may, at its option, redeem the 2017 Notes in whole or in part prior to October 15, 2013 at a redemption price equal to 100% of the principal amount of the 2017 Notes being redeemed plus a “make whole” premium, together with accrued and unpaid interest.
On or after October 15, 2013, GEO may, at its option, redeem the 2017 Notes in whole or in part at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest (including Liquidated Damages, if any), on the 2017 Notes redeemed, to the applicable redemption date, if redeemed during the 12-month period beginning on October 15 of the years indicated below:

Year	Percentage
2013	103.875%
2014	101.938%
2015 and thereafter	100.000%
If there is a “change of control” (as defined in the 2017 Indenture), holders of the 2017 Notes will have the right to cause GEO to redeem their 2017 Notes at a price equal to 101% of the principal amount of the 2017 Notes redeemed plus accrued and unpaid interest to the redemption date.
The 2017 Indenture contains covenants which, among other things, limit the ability of GEO and its “restricted subsidiaries” (as defined in the 2017 Indenture) to incur additional indebtedness or issue preferred stock, make dividend payments or other restricted payments, create liens, sell assets, enter into transactions with affiliates, and enter into mergers, consolidations or sales of substantially all of their assets. These covenants are subject to a number of limitations and exceptions as set forth in the 2017 Indenture.
The 2017 Indenture also contains events of default with respect to, among other things, the following: failure by GEO to pay interest (including Liquidated Damages, if any) on the 2017 Notes when due, which failure continues for 30 days; failure by GEO to pay the principal of, or premium, if any, on, the 2017 Notes when due; failure by GEO or any of its restricted subsidiaries to comply with their obligations to offer to redeem the 2017 Notes at the option of the holders of the 2017 Notes upon a change of control, to offer to redeem notes under certain circumstances in connection with asset sales with “excess proceeds” (as defined in the 2017 Indenture) in excess of $25 million or to observe certain restrictions on mergers, consolidations and sales of substantially all of their assets; the failure by GEO or any Guarantor to comply with any of the other agreements in the 2017 Indenture, which failure continues for 60 days after notice; and certain events of bankruptcy, insolvency or reorganization of GEO or a restricted subsidiary that is a significant subsidiary or any group of restricted subsidiaries that together would constitute a significant subsidiary.
Under the terms of a Registration Rights Agreement dated as of October 20, 2009, GEO has agreed to register under the Securities Act notes having terms identical in all material respects to the 2017 Notes (the “Exchange Notes”) and to make an offer to exchange the Exchange Notes for the 2017 Notes.
The foregoing is qualified in its entirety by reference to the Indenture, a copy of which is filed herewith as Exhibit 4.1, and the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.1. A copy of the press release announcing the issuance of the 2017 Notes is filed herewith as Exhibit 99.1.
Credit Agreement Extension and Amendment
On October 20, 2009, GEO entered into an extension and amendment, effective as of October 14, 2009 (“Amendment No. 6”), to its senior credit facility with a syndicate of financial institutions led by BNP Paribas (the “Senior Credit Facility”). Amendment No. 6, among other things: (i) increased the revolving credit commitments under Senior Credit Facility from $240 million to $330 million; (ii) increased the interest rate on the term loans under the Senior Credit Facility from LIBOR plus 1.5% to LIBOR plus 2.0%, and (iii) increased the applicable margin in respect of revolving credit loans under the Senior Credit Facility based upon a pricing grid. As of October 14, 2009, the interest rate our revolving credit loans increased from LIBOR plus 2.00% to LIBOR plus 3.25% as a result of Amendment No. 6. Amendment No. 6 also extended the maturity date of the revolving credit commitments of the Senior Credit Facility (other than with respect to $5 million of such commitments) to September 14, 2012. Amendment No. 6 did not amend the January 24, 2014 maturity date of term loan component of the Senior Credit Facility, under which $156 million is outstanding. The foregoing is qualified in its entirety by reference to Amendment No. 6, a copy of which is filed herewith as Exhibit 10.3.
Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 under the caption “Credit Agreement Extension and Amendment” is incorporated by reference.
Item 8.01 — Other Events.
On October 20, 2009, GEO announced the acceptance for purchase, for a total purchase price of $134,054,500 (plus accrued and unpaid interest), of $130,150,000 in aggregate principal amount of its 8.25% Senior Notes due 2013 (the “2013 Notes”) validly tendered in the Company’s tender offer for the 2013 Notes on or prior to the tender offer’s early tender date. The Company used a portion of the net cash proceeds from the offering of the 2017 Notes to fund the purchase of such 2013 Notes. GEO intends to redeem on or subsequent to November 3, 2009 all of the remaining 2013 Notes that are not tendered in the tender offer in order to satisfy and discharge its obligations under the indenture governing the 2013 Notes. A copy of the press release announcing the acceptance of the tendered 2013 Notes is attached as Exhibit 99.2.
On October 5, 2009, in anticipation of the Offering of the Notes, GEO entered into an amendment to the Senior Credit Facility that, among other things, permits the issuance of up to $300 million of unsecured debt. The foregoing is qualified in its entirety by reference to Amendment No. 5 to the Senior Credit Facility, a copy of which is filed herewith as Exhibit 10.2.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits

Exhibit 4.1	Indenture, dated October 20, 2009, among GEO, the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee

Exhibit 10.1	Registration Rights Agreement dated as of October 20, 2009 among GEO, the Guarantors party thereto and Banc of America Securities LLC, on behalf of itself and the other Initial Purchasers party thereto

Exhibit 10.2	Amendment No. 5 to the Third Amended and Restated Credit Agreement dated as of October 5, between GEO, as Borrower, and BNP Paribas, as Lender and as Administrative Agent

Exhibit 10.3	Amendment No. 6 to the Third Amended and Restated Credit Agreement dated as of October 14, between GEO, as Borrower, and BNP Paribas, as Lender and as Administrative Agent

99.1	Press Release of GEO dated October 20, 2009

99.2	Press Release of GEO dated October 20, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.
October 20, 2009	By:	/s/ Brian R. Evans
Date		Brian R. Evans
Senior Vice President and Chief Financial Officer (Principal Financial Officer and duly authorized signatory)

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